UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

Interactive Intelligence Group, Inc.

(Exact name of Registrant as specified in its charter)

Indiana	000-54450	45-1505676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN	46278
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 872-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Interactive Intelligence Group, Inc. (the “Company”) and U.S. Bank National Association (the “Trustee”) entered into a First Supplemental Indenture, dated as of December 1, 2016 (the “Supplemental Indenture”), to the Indenture, dated as of May 26, 2015 (as amended, the “Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 1.25% Convertible Senior Notes due 2020 (the “Convertible Notes”).

The Supplemental Indenture provides that, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of Convertible Notes is to be changed into a right to convert such principal amount of Convertible Notes into the amount of cash that a holder of the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) equal to the Conversion Rate (as defined in the Indenture and as may be increased in connection with the Merger pursuant to the Indenture) immediately prior to the Merger would have been entitled to receive upon the closing of the Merger.

The foregoing description of the Supplemental Indenture is only a summary, is not complete and is subject to and qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference, and the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2015.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On December 1, 2016, the Company completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 30, 2016 (the “Merger Agreement”), by and among the Company, Genesys Telecommunications Laboratories, Inc., a California corporation (“Genesys”), Giant Merger Sub Inc., an Indiana corporation and a direct, wholly-owned subsidiary of Genesys (“Merger Sub”), and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., a societe a responsabilite limitee under the laws of Luxembourg, Greeneden U.S. Holdings I, LLC, a Delaware limited liability company, and Greeneden U.S. Holdings II, LLC, a Delaware limited liability company.  Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Genesys.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time, but excluding shares of Common Stock owned directly by the Company, Genesys or Merger Sub as of immediately prior to the Effective Time (the “Cancelled Shares”) and shares of Common Stock owned directly by any subsidiary of the Company, any subsidiary of Genesys (other than Merger Sub) or any subsidiary of Merger Sub (the “Converted Shares”), was automatically cancelled and converted into the right to receive $60.50 per share, in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

In addition, each stock option that was outstanding immediately prior to the Effective Time and that was vested as of August 30, 2016 or became vested prior to the Effective Time in accordance with its terms or the terms of the Merger Agreement was, as of the Effective Time, converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such vested stock option and (y) the total number of shares subject to such vested stock option. Each stock option that was outstanding immediately prior to the Effective Time and that was unvested immediately prior to the Effective Time (and did not become vested in accordance with the terms of the Merger Agreement) was, as of the Effective Time, automatically converted into an award to receive an amount in cash equal to the product of (x) the excess, if any, of $60.50 over the exercise price per share of such unvested stock option and (y) the total number of shares subject to such unvested stock option. Such converted award remains subject to the same vesting terms and conditions that applied to such award immediately prior to the Effective Time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date. If the applicable exercise price per share of any stock option equaled or exceeded $60.50, such stock option was cancelled without payment of additional consideration, and all rights with respect to such stock option terminated, as of the Effective Time.

Also at the Effective Time, each restricted stock unit (“RSU”) that was outstanding immediately prior to the Effective Time that became vested at the Effective Time in accordance with its terms or the terms of the Merger Agreement was, as of the Effective Time, automatically converted into the right to receive an amount in cash (less applicable withholdings and deductions) equal to the product of (x) the total number of shares subject to such vested RSU and (y) $60.50. Each RSU that was outstanding immediately prior to the Effective Time and that was unvested immediately prior to the Effective Time (and did not become vested in accordance with the terms of the Merger Agreement) was, as of the Effective Time, automatically converted into an award to receive an amount in cash equal to the product of (x) the total number of shares subject to such unvested RSU and (y) $60.50. Such converted award remains subject to the same vesting terms and conditions that applied to such award immediately prior to the Effective Time, including continued employment through the applicable vesting date. Payments will be made, less applicable withholdings and deductions, promptly following the applicable vesting date.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has incorporated the Merger Agreement by reference as an exhibit to this Current Report on Form 8-K in order to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. The representations, warranties, and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Genesys and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Genesys and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of specific dates; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.

Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, and that subsequent information may or may not be fully reflected in the Company’s public disclosures.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference to this Item 2.01.

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the Merger and pursuant to the Indenture, subject to certain conditions, each holder of the Convertible Notes has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Convertible Notes, or any portion thereof that is equal to a minimum of $1,000 or a multiple of $1,000 in excess thereof, on December 21, 2016 (the “Fundamental Change Repurchase Date”). The Company will repurchase any Convertible Notes that are validly surrendered for repurchase prior to the close of business on December 20, 2016 and not validly withdrawn at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the Indenture, the Convertible Notes are currently convertible at the option of the holders thereof. As a result of the Merger and pursuant to the terms and conditions of the Indenture, if any holder of Convertible Notes elects to convert its Convertible Notes at any time from, and including, December 1, 2016, up to, and including, the close of business on the business day immediately preceding the Fundamental Change Repurchase Date (such period, the “Make-Whole Fundamental Change Period”), the Conversion Rate (as defined in the Indenture) of 16.3303 shares of Common Stock for each $1,000 principal amount of the Convertible Notes will be increased by an additional 2.8554 shares of Common Stock for each $1,000 principal amount of Convertible Notes properly converted during the Make-Whole Fundamental Change Period, resulting in each $1,000 principal amount of Convertible Notes being convertible into $1,160.74 during the Make-Whole Fundamental Change Period. If a holder fails to convert during the Make-Whole Fundamental Change Period, such holder will not be eligible to receive the 2.8554 additional shares of Common Stock for each $1,000 principal amount of Convertible Notes later converted. Holders who choose to convert their Convertible Notes in accordance with the above will receive only cash and will not receive any shares of Common Stock upon conversion.

As previously disclosed, on May 19, 2015, the Company entered into privately-negotiated capped call transactions with each of Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, London Branch and Royal Bank of Canada (each, an “Option Counterparty”).  On December 1, 2016, in connection with the consummation of the Merger, the capped call confirmation with each Option Counterparty was terminated by the Company and such Option Counterparty pursuant to the terms of the respective capped call confirmation.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2016, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been completed and notified Nasdaq of the Company’s intent to remove its Common Stock from listing on Nasdaq.  The Company also requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03   Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock (other than the Cancelled Shares and the Converted Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock (other than the Cancelled Shares and the Converted Shares) ceased to have any rights with respect thereto other than the right to receive such consideration.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

 Item 5.01   Changes in Control of Registrant.

A change of control of the Company occurred on December 1, 2016, upon the filing of the articles of merger with the Secretary of State of the State of Indiana, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly-owned subsidiary of Genesys.

The total amount of funds used to complete the Merger and the related transactions and pay related fees and expenses was approximately $2.8 billion, including the funds needed to (1) pay the Company’s shareholders the amounts due to them under the Merger Agreement; (2) make payments in respect of the Company’s outstanding stock options and RSUs pursuant to the Merger Agreement; (3) make payments under the Convertible Notes; (4) pay all fees and expenses payable by Genesys, Merger Sub and their affiliates under the Merger Agreement and in connection with the related transactions and their debt financing described below; and (5) repay Genesys’ existing debt in connection with the refinancing. This amount was funded through a combination of Genesys’ cash on hand, borrowings under its senior secured term facilities, the proceeds from the issuance of senior notes by Genesys and its affiliates and the Company’s cash and cash equivalents on hand at the closing.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and as contemplated by the Merger Agreement, each of Donald E. Brown, M.D., Mitchell E. Daniels, Jr., Edward L. Hamburg, Ph.D., Michael C. Heim, Mark E. Hill and Richard A. Reck voluntarily resigned as members of the Board of Directors of the Company effective at the Effective Time.  No director resigned because of any disagreement with the Company on any matter relating to its operations, policies or practices. Following such resignations, and in accordance with the Merger Agreement, at the Effective Time, Mark Alloy and Jim Rene, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Other than the Merger Agreement, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director.

In connection with the Merger, immediately following the Effective Time, each of the Company’s named executive officers voluntarily resigned from their offices and the Company appointed the following new executive officers:  Paul Segre, Chief Executive Officer (principal executive officer), Thomas Eggemeier, President, and Nick Gerostathos, Chief Financial Officer (principal financial officer and principal accounting officer).  Other than the Merger Agreement, there are no arrangements or understandings between any newly appointed officer and any other person pursuant to which the newly appointed officers were selected for their respective offices.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, became the by-laws of the Company, except that, in accordance with the Merger Agreement, references to the name of Merger Sub were replaced by references to the name of the Company. A copy of such by-laws of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company’s business may suffer as a result of uncertainty surrounding the Merger; (2) the outcome of any legal proceedings related to the Merger; (3) the Company may be adversely affected by other economic, business, and/or competitive factors; (4) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of the Company’s filings with the SEC; and (6) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of August 30, 2016, by and among Interactive Intelligence Group, Inc., Genesys Telecommunications Laboratories, Inc., Giant Merger Sub Inc., and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC, and Greeneden U.S. Holdings II, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2016)

3.1	Amended By-Laws of Interactive Intelligence Group, Inc.

4.1	Supplemental Indenture, dated as of December 1, 2016, between the Company and U.S. Bank National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE INTELLIGENCE GROUP, INC.

Date: December 1, 2016	By:	/s/ Mark Alloy
		Name:	Mark Alloy
		Its:	Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of August 30, 2016, by and among Interactive Intelligence Group, Inc., Genesys Telecommunications Laboratories, Inc., Giant Merger Sub Inc., and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC, and Greeneden U.S. Holdings II, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2016)

3.1	Amended By-Laws of Interactive Intelligence Group, Inc.

4.1	Supplemental Indenture, dated as of December 1, 2016, between the Company and U.S. Bank National Association, as trustee